PINNACLE RESOURCES, INC.                 OFFICERS AND DIRECTORS
7345 E. PEAKVIEW AVE.                    GLEN "TRIG" GAMBLE, PREX.
ENGLEWOOD, COLORADO 80111                R.A. HILDEBRAND, DIRECTOR
(303) 771-8100 TELE                      TERRY K. JENSEN, DIRECTOR
(303) 771-1993 FAX

                             REVISED LOAN AGREEMENT

On this 22nd day of October 1997, Pinnacle Resources, Inc., a Wyoming Corp., whose principal place of business is 7345 Peakview Ave., Englewood CO 80111 (Pinnacle) hereby agrees to make a loan in accordance to the following terms and conditions:

Loan made to:                Asset Partners LLC, a Colorado Limited
                             Liability Company

Address:                     9678 E. Arapahoe Road #152, Englewood, CO 80111

Signatory of  Borrower:      Anthony Griffin as Managing Member

Loan Amount:                 $40,000

Loan Date:                   October 22, 1997

Loan Duration Date:          One Year or (365) days to close of business
                             October 22, 1998

Cost of Loan:                On or before due date Borrower may pay off the
                             loan in the principal amount of $40,000,
                             together with origination fees and itnerest at
                             the rate of $100 per week.   There will be no
                             penalty for prepayment and parts of a week shall be charged at $14.29 per day.

Collateral for Loan:         75,000 shares of US Assurance Group (USAG)
                             Corporate stock

Use of Proceeds:             Borrower has company expenses and administrative
                             needs which need to be met

The undersigned, being an officer of the Borrower, with requisite authority to exectue this Loan Agreement, hereby accepts the terms and conditions as the loan provisions set forth herein and agrees to repay the principal, together with the appropriate costs, on or before the due date, which is October 22, 1998

Borrower               /s/  Anthony Griffin
		     --------------------------------------------
                       Assets Partners, LLC
                       Anthony Griffin, Managing Member

Loan Approved by       /s/ Glen R. Gamble
                       --------------------------------------------
                       Pinnacle Resources, Inc.
                       Glen R. Gamble, President